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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

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                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 23, 2005

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                                Morgan Stanley
            (Exact name of registrant as specified in its charter)

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           Delaware                     1-11758                  36-3145972
(State or other jurisdiction    (Commission File Number)       (IRS Employer
        of incorporation)                                    Identification No.)

         1585 Broadway, New York, New York                         10036
      (Address of principal executive offices)                  (Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000

                                Not Applicable
         (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01.   Other Events.


(1) The following disclosure supplements the disclosure made by Morgan Stanley (the "Company") in previous filings under the Securities Exchange Act of 1934 concerning certain legal proceedings involving the Company and Parmalat.

On June 23, 2005, the Company and its subsidiaries Morgan Stanley & Co. International Ltd. and Morgan Stanley Bank International Ltd. entered into a proposed settlement agreement (the "Agreement") with the administrator of Parmalat. Pursuant to the Agreement, the Company agreed to pay (euro)155 million to Parmalat as part of a global settlement of all existing and potential claims between Morgan Stanley and Parmalat, while preserving the Company's (euro)35 million claim which was admitted in December 2004 in the administration of Parmalat. The Agreement is subject to the approval of the Italian Government. The Company believes that it is adequately reserved with respect to the matters covered by the settlement.

(2) The following disclosure supplements the disclosure regarding Coleman (Parent) Holdings, Inc. v. Morgan Stanley & Co., Inc. (the "Coleman litigation") made by the Company in previous filings under the Securities Exchange Act of 1934.

On June 23, 2005, in the Coleman litigation, the Florida state court awarded approximately $208 million in pre-judgment interest to Coleman (Parent) Holdings, Inc. ("CPH") with respect to CPH's claims against Morgan Stanley & Co. Incorporated ("MS&Co."), a subsidiary of the Company. The court also determined that MS&Co. was entitled to set-offs in the amount of approximately $85 million from the compensatory damages previously awarded to CPH. The court set the final total judgment at $1,577,696,175.83, plus future interest at the rate of 7% per year. The Company's reserve with respect to the Coleman litigation is $360 million and this reserve has not changed as a result of the final judgment. MS&Co. will appeal and move to stay the judgment pending appeal.


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              MORGAN STANLEY
                                              (Registrant)

                                               By: /s/ Ronald T. Carman
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                                                   Name:  Ronald T. Carman
                                                   Title: Assistant Secretary


Date: June 24, 2005